 EXHIBIT 99.2

November 4, 2014

ZAGG Inc Reports Third Quarter 2014 Revenue of $60.0 Million

•	Tablet keyboard sales up 25%
•	Screen protection sales up 23%
•	Net sales up 20.0% to $60.0 million
•	$9.6 million write-down of aged, slow moving inventory
•	Negative Adjusted EBITDA of $(3.0) million
•	Pro forma net loss of $(2.5) million
•	Increases 2014 revenue guidance; lowers Adjusted EBITDA and gross margin guidance

SALT LAKE CITY, November 4, 2014 (GLOBE NEWSWIRE) -- ZAGG Inc (Nasdaq: ZAGG), a leading mobile device accessories company, announced today financial results for the third quarter ended September 30, 2014.

“We are excited to have returned to top-line growth with revenue increasing 20% over the third quarter last year. The growth was fueled by an expanded assortment of SKUs with existing retail partners, expansion of our retail channel with new customers, and continued success with our channel merchandising strategy." said Randy Hales, president and Chief Executive Officer. "The inventory write-down in the quarter to appropriately reflect the market value of aged, slow moving inventory allows us to increase our focus on more active SKUs that will drive improved profitability. Under the leadership of our new COO, Steve Tarr, we will build on the operational disciplines we have in place to further improve the efficiency of the organization.”

Third Quarter Highlights (third quarter 2014 versus third quarter 2013)

•	Net sales of $60.0 million versus $49.9 million
•	Screen protection sales represented 47% of net sales versus 47%
•	Keyboard sales represented 30% of net sales versus 28%
•	Profitability and gross margins impacted by inventory write-down
•	GAAP diluted loss per share of $(0.14) versus diluted earnings per share of $0.10
•	Negative Adjusted EBITDA of $(3.0) million versus positive Adjusted EBITDA of $10.2 million

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Third Quarter Results

Net sales for the third quarter of 2014 were $60.0 million, an increase of 20% versus $49.9 million in the same quarter last year. Revenue by channel: indirect channels 90%; ZAGG.com and iFrogz.com 4%; Kiosks and standalone stores 6%.

Gross profit for the third quarter was $9.2 million, or 15% of net sales, versus $22.1 million, or 44% of net sales in the prior year quarter.

Operating loss for the third quarter of 2014 was $(6.6) million compared to operating income of $6.4 million for the third quarter of 2013.

Net loss for the third quarter of 2014 was $(4.3) million or $(0.14) per diluted share, compared to net income of $3.2 million or $0.10 per diluted share in the third quarter of 2013.

Pro forma net loss for the third quarter of 2014 was $(2.5) million or $(0.08) per diluted share, as compared to pro forma net income of $5.9 million or $0.19 per diluted share in the third quarter of 2013.

Negative Adjusted EBITDA for the third quarter of 2014 was $(3.0) million versus Adjusted EBITDA of $10.2 million in the third quarter of 2013.

About Non-GAAP Financial Information

ZAGG considers earnings/loss before stock-based compensation expense, depreciation and amortization, impairment of investment in private company, other income/expense, and benefit/provision for income taxes ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business.

In addition, ZAGG considers earnings/loss before stock-based compensation expense, amortization, impairment of investment in private company, and other income/expense (excluding cash interest expense), net of tax effects where applicable ("pro forma net income/loss"), to be a valuable metric in respect of the operational performance of the Company.

These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and pro forma net income/loss, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

Outlook

The Company is raising revenue guidance for net sales to a range of $225 million to $235 million from a previously forecast range of $218 million to $ 228 million to reflect anticipated improving domestic and international sales and distribution channel expansion. Full year Adjusted EBITDA guidance is being lowered to a range of $15 million - $20 million from the previous range of $32.0 million - $34.0 million, which was primarily due to the inventory write-down recorded during the quarter. Gross margins are anticipated to be in the high 20's, down from a previous guidance of mid-to-high 30’s.

Conference Call

A conference call will be held today at 5:00 p.m. EST to review these results. Interested parties may access via the Internet on the Company's website at: http://investors.zagg.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA (earnings/loss before stock-based compensation expense, depreciation and amortization, impairment of a private investment in a private company, other income/expense, and provision for income taxes) and pro forma net income/loss (earnings/loss before stock-based compensation expense, amortization, and other income/expense [excluding cash interest expense], impairment of a private investment in a private company, net of tax effects where applicable) contained in this press release are not financial measures under GAAP. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP, or as indicators of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income/loss and pro forma earnings/loss per share. We present this financial information because we believe that it is helpful to some investors as a measure of performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies.

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Safe Harbor Statement

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets" or similar expressions, are not statements of historical facts and may be forward-looking. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and managing marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for new mobile devices by major manufacturers like Samsung and Apple; (e) the impact of inconsistent quality or reliability of new product offerings; (f) the impact of lower profit margins in certain new product categories; (g) a shift in customer demand from high gross margin products to products with lower gross margins; (h) managing inventory in light of constantly shifting consumer demand; (i) the impacts of changes in economic conditions, including on customer demand; (j) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber attacks, terrorist incidents, or the threat of terrorist incidents; and (k) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

CONTACT: Investor Relations:

ZAGG Inc

Kim Rogers

801-506-7008

kim.rogers@zagg.com

Media:

Method Communications

Matt Reichman

801-461-9778

matt@methodcommunications.com

Zachary Allen

801-461-9751

zachary@methodcommunications.com

Company:

ZAGG Inc

Nathan Nelson

801-506-7341

nnelson@zagg.com

Source: ZAGG Inc

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